                                                                     EXHIBIT 4.1

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT AMONG SEATTLE GENETICS, INC. AND THE SIGNATORIES THERETO DATED AS OF MAY 12, 2003, AS AMENDED FROM TIME TO TIME, AND IS ENTITLED TO THE BENEFITS THEREOF. A COPY OF THE SECURITIES PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                THIS WARRANT IS SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF [____________], 2003 AMONG SEATTLE GENETICS, INC. AND CERTAIN OF ITS STOCKHOLDERS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                                                              Warrant No. [____]

                                     WARRANT

                           to Purchase Common Stock of

                             SEATTLE GENETICS, INC.

                THIS IS TO CERTIFY THAT _________________, or its registered assigns, is entitled to purchase in whole or in part from time to time from SEATTLE GENETICS, INC., a Delaware corporation (the "Issuer"), at any time on or after the date hereof (the "Effective Date"), but not later than 5:00 p.m., New York time, on December 31, 2011 (the "Expiration Date"), that number of shares of the Issuer's common stock, $0.001 par value per share (the "Common Stock") as set forth below at a purchase price of $6.25 per share (the "Exercise Price"), subject to the terms and conditions provided herein and in the Purchase Agreement (as hereinafter defined).

                This Warrant is issued pursuant to the Securities Purchase Agreement dated as of May 12, 2003 (as modified, amended and supplemented and in effect from time to time, the "Purchase Agreement") among the Issuer and the signatories thereto.

                The aggregate number of shares of Common Stock for which this Warrant shall initially be exercisable shall be [_____________]./1/ The number of shares of Common Stock for which this Warrant shall be exercisable and the Exercise Price are subject to adjustment from time to time as provided herein.

        SECTION 1.      Certain Definitions.

                (a) Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Purchase Agreement.

                (b) As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Warrant in the singular have the same meanings when used in the plural and vice versa):

                "Common Stock" has the meaning assigned to such term in the first paragraph of this Warrant.

                "Effective Date" has the meaning assigned to such term in the first paragraph of this Warrant.

                "Exercise Notice" has the meaning assigned to such term in
Section 2(a)(i) hereof.

                "Exercise Price" has the meaning assigned to such term in the first paragraph of this Warrant.

                "Expiration Date" has the meaning assigned to such term in the first paragraph of this Warrant.

                "Fair   Market Value Per Share" means, for a share of Common
Stock, as of any date of determination:

                (a) if such share of Common Stock is Publicly Traded as of the date of determination, the price determined by computing the average of the VWAP, over a period consisting of the most recent four (4) Trading Days occurring on or prior to the date of determination (but excluding any trades or quotations that are not bona fide, arm's length transactions); and

                (b) if the Common Stock is not Publicly Traded as of the date of determination, the Board will present to the Holder a written good faith estimate of the fair market value of such Common Stock. Such estimate shall be deemed to be the fair market value of such Common Stock unless the Holder shall deliver a written objection to such estimate to the Issuer within ten (10) Business Days of receipt of such estimate, which notice shall set forth the Holder's good faith estimate of the fair market value of such Common Stock. If the Issuer receives such an objection notice from the Holder, the Issuer and the Holder shall attempt in

----------
/1/ Each warrant will be exercisable for a number of shares that represents 12.5% of the Common Stock into which the Series A Preferred Stock purchased by the Holder is initially convertible.

good faith to agree upon the fair market value of such Common Stock; provided, however, that if no resolution is reached within ten (10) Business Days of the Issuer's receipt of such objection notice, the Issuer shall engage a nationally recognized investment bank (which investment bank shall be reasonably acceptable to the Requisite Series A Preferred Holders) experienced in the valuation of business securities to determine the fair market value of such Common Stock, and the written determination of such investment bank shall be deemed to be the fair market value of such Common Stock. The parties hereto agree that for purposes of any such appraisal, the value of such Common Stock shall not be discounted to reflect (i) the lack of a public trading market in such Common Stock or (ii) if applicable, that the amount of Common Stock in question represents a minority equity interest in the Issuer. The fees and expenses of an investment bank engaged pursuant to this provision shall be borne equally by the Issuer, on the one hand, and the Holder, on the other hand; provided, however, that if the Issuer's calculation of the fair market value of such Common Stock is within 20% of the investment bank's determination and that of the Holder is not, then such fees and expenses of the investment bank shall be borne entirely by the Holder; provided, further, that if the Holder's calculation of the fair market value of such Common Stock is within 20% of the investment bank's determination and that of the Issuer is not, then such fees and expenses of the investment bank shall be borne entirely by the Issuer. For purposes of this provision, the fair market value of such Common Stock shall be determined as of the date such payment is made.

                "Holder" means the registered holder of this Warrant including any Transferees of such Holder.

                "include" and "including" shall be construed as if followed by the phrase ", without being limited to,".

                "Issuer" has the meaning assigned to such term in the first paragraph of this Warrant.

                "Material Sale" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Issuer's assets to a Person or a group of Persons acting in concert (including, without limitation, the sale of a division of the Issuer or such assets of the Issuer that would materially change the nature or composition of the Issuer's business lines),
(ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Issuer, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Issuer with or into another Person that is not an Affiliate of the Issuer, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Issuer immediately prior to such transaction own less than a majority in voting power of the outstanding capital stock of the Issuer, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction; provided, however, that a debt or equity financing where (x) the Issuer is the surviving corporation and (y) individuals who served as members of the Board immediately prior to such financing constitute at least three-fourths (3/4) of the members of the Board (rounded up to the nearest whole number) after such financing, shall not be deemed a Material Sale. A sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Issuer shall be deemed a Material Sale.

                "Publicly Traded" means, with respect to the Common Stock, that such Common Stock is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market or (c) traded in the domestic OTC Bulletin Board Market and its successor the Bulletin Board Exchange, which trades are reported through systems maintained by the National Association of Securities Dealers, Inc. or (d) traded in the domestic over-the-counter "pink sheet" market, which trades are reported by the National Quotation Bureau, Incorporated.

                "Purchase Agreement" has the meaning assigned to such term in the second paragraph of this Warrant.

                "Requisite Holders" means those Holders holding Warrants representing the right to purchase at least sixty-six and two-thirds percent (66 2/3%) of the Warrant Stock issuable upon exercise of all outstanding Warrants issued pursuant to the Purchase Agreement, and held by all Holders.

                "Trading Day" means any day in which the principal stock exchange (or Nasdaq) upon which the Common Stock is traded is open for business.

                "Transfer", as to any Warrant or Warrant Stock, means to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Warrant or Warrant Stock (or any economic interest in any Warrant or Warrant Stock), or any equity interest in any Person owning any such Warrant or Warrant Stock, directly or indirectly, either voluntarily or involuntarily, whether with or without consideration.

                "VWAP" means, as of any Trading Day, the volume weighted average price on such day for a share of Common Stock:

                        (i) on all domestic national securities exchanges on which the Common Stock may be listed if such exchanges are the primary securities markets for the Common Stock;

                        (ii) if there have been no sales on any such domestic national securities exchange on such Trading Day, on the immediately preceding Trading Day on all such exchanges, if such exchanges are the primary securities markets for the Common Stock;

                        (iii) if on such Trading Day the Common Stock is not listed on any such domestic national securities exchange, on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable;

                        (iv) if there have been no sales on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, on such Trading Day, then on the immediately preceding Trading Day quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be; or

                        (v) if on such Trading Day the Common Stock is not quoted on the Nasdaq National Market or Nasdaq Small-Cap Market, then, as applicable (A) the domestic OTC Bulletin Board Market and its successor the Bulletin Board Exchange, which trades are reported through systems maintained by the National Association of Securities Dealers, Inc. or (B) the domestic over-the-counter "pink sheet" market, which trades are reported by the National Quotation Bureau, Incorporated, or any similar successor organization;

provided, however, that for purposes of calculating the VWAP for any period of two or more consecutive Trading Days (including in connection with determining Fair Market Value Per Share), if the VWAP for any of such Trading Days is determined pursuant to clause (ii) or (iv) above and the immediately preceding Trading Day has already been considered pursuant to clause (i) or (iii) above, then the VWAP for such immediately preceding Trading Day shall be determined by substituting the day next preceding such immediately preceding Trading Day that has yet to be considered.

                For the purposes of (1) any determination of the "Fair Market Value Per Share" of any share of Common Stock, on or for any day after the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Common Stock, any VWAP of the Common Stock on a day prior to such "ex" date or similar date shall be appropriately reduced by the fair market value of the per share amount of such dividend or distribution, as determined by the Board in good faith and on a reasonable, customary and consistent basis, and
(2) any determination of the "Fair Market Value Per Share" of any share of Common Stock, on or for any day after (i) the effective day of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Common Stock in additional shares of Common Stock, any VWAP of a share of Common Stock on a day prior to such effective date or "ex" date or similar date shall be appropriately adjusted by the Board in good faith and on a reasonable, customary and consistent basis to reflect such subdivision, combination, dividend or distribution.

                "Warrant" means this Warrant originally issued by the Issuer pursuant to the Purchase Agreement and all warrants issued upon Transfer, division, or combination of, or in substitution for, this Warrant.

                "Warrant Stock" means (a) all shares of Common Stock issued or issuable from time to time upon exercise of this Warrant, (b) all other securities or other property issued or issuable upon any such exercise and (c) any securities distributed with respect to the securities referred to in the preceding clauses (a) and (b): provided, however, that the term "Warrant Stock" shall not include shares of Common Stock or other securities following the time such shares or other securities have been sold in a public offering registered under the Securities Act or sold under Rule 144 promulgated thereunder.

        SECTION 2.      Exercise of Warrant.

                (a) On and after the Effective Date and until 5:00 p.m., New York City time, on the Expiration Date, the Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 6(a) hereof,

                        (i) a written notice of the Holder's election to exercise this Warrant, which notice shall be substantially in the form of Annex A attached hereto and shall be properly completed (the "Exercise Notice"),

                        (ii) payment of the Exercise Price (payable as set forth in Section 2(b) below) for the Warrant Stock as to which this Warrant is being exercised, and

                        (iii)   this Warrant.

                Except to the extent necessary to cause the number of shares of Common Stock deliverable as provided in Section 2(b) to be a whole number of shares, this Warrant shall be exercisable in part only for a whole number of shares.

                (b) At the option of the Holder, the Exercise Price shall be payable

                        (i) in cash by wire transfer to an account designated by the Issuer or by certified or official bank check payable to the order of the Issuer; or

                        (ii) by delivery of this Warrant to the Issuer for cancellation in accordance with the further provisions of this Section 2(b)(ii). In exchange for the portion of this Warrant that is being exercised at such time, the Holder shall receive the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock for which this Warrant is being exercised at such time by
        (B) a fraction, (1) the numerator of which shall be the difference between (x) the Fair Market Value Per Share of Common Stock at such time and (y) the Exercise Price per share of Common Stock, and (2) the denominator of which shall be the Fair Market Value Per Share of Common Stock at such time. The Issuer shall issue a new Warrant for the portion, if any, of this Warrant not being exercised as provided in
        Section 2(f).

                (c) Subject to the provisions of Section 2(d), upon receipt of an Exercise Notice, the aggregate Exercise Price payable and this Warrant, the Issuer shall, as promptly as practicable and in any event within five (5) Business Days thereafter, issue one or more stock certificates representing the aggregate number of shares of Common Stock to which the Holder is entitled and transfer to the Holder of this Warrant appropriate evidence of ownership of other securities or property (including any cash) to which the Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name or names, as may be directed in writing by the Holder, and shall deliver such stock certificates, evidence of ownership and any other securities or property (including any cash) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share (or fractional interest in any other security), as hereinafter provided. The Issuer shall pay all expenses in connection with, and any and all documentary, stamp or similar issue taxes of the United States or any state thereof payable in respect of, the issuance or delivery of the Warrant Stock upon exercise of this Warrant. However, the Issuer shall not be required to pay any tax or other charge imposed in connection with any assignment or Transfer involved in the issue of any certificate or other evidence of ownership of Warrant Stock.

                (d) The Holder's election to exercise this Warrant may, in the sole discretion of the Holder, be conditioned upon, and in such event, the exercise shall be subject in all respects to, the consummation of a Material Sale, the public offering of any class of the Issuer's Common Stock registered under the Securities Act or other similar transaction involving the Issuer, as specified in the Exercise Notice. If any exercise of this Warrant is so conditioned, then, subject to delivery of the items required by Section 2(c), the Issuer shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Holder shall direct as required in connection with the consummation of the transaction upon which the exercise is conditioned. At any time that the Issuer shall give notice to the Holder that such transaction has been abandoned or the Holder has withdrawn from participation in such transaction, the Issuer shall return the items delivered pursuant to Section 2(c) and the Holder's election to exercise this Warrant shall be deemed rescinded.

                (e) The stock certificate or certificates or other evidence of ownership of Warrant Stock to be delivered pursuant to Section 2(c) hereof shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall, to the extent permitted by law, be deemed to have become a holder of record of the Warrant Stock represented thereby, including having the right to vote any voting securities included therein or to consent or to receive notice as a stockholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, (subject, in the case of any exercise to which Section 2(d) applies, to the consummation of the transaction upon which such exercise is conditioned) notwithstanding that the transfer books of the Issuer shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to the Holder.

                (f) If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates or other evidence of ownership of Warrant Stock, execute and deliver to the Holder, without charge, a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, except for any legend hereon to the extent no longer required pursuant to the Purchase Agreement.

                (g) The Issuer shall not be required to issue any fractional share of Common Stock (or fractional interest in any other security) upon exercise of this Warrant. As to any fraction of a share (or fractional interest in any other security) that the Holder would otherwise be entitled to receive upon such exercise, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value Per Share of Common Stock (and/or other security) on the date of exercise; provided, however, that in the event that the Issuer undertakes a reduction in the number of shares of Common Stock or other securities outstanding, it shall be required to issue fractional shares or fractional interests in such other securities to the Holder if the Holder exercises all (but not part) of this Warrant, unless the Holder shall have consented in writing to such reduction and provided the Issuer with a written waiver of its right to receive fractional shares or interests in accordance with this paragraph. If the Holder shall exercise more than one Warrant in the same transaction, any payment in respect of fractional shares (or other fractional interests) shall be based on the final fraction resulting from aggregating all such exercises.

                (h) The Issuer hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares (or treasury shares) of Common Stock or other securities of the Issuer from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares and other securities shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive or similar rights.

                (i) If the issuance of any shares of Common Stock or other securities required to be reserved for purposes of the exercise of this Warrant requires the registration with, or approval of, any Governmental Authority or requires listing on any national securities exchange or national market system before such shares or other securities may be so issued, the Issuer shall at its expense use its best efforts to cause such shares to be duly registered, approved or listed, as the case may be, so that such shares or other securities may be issued in accordance with the terms hereof.

                (j) The Issuer and the Holder intend that if the Holder exercises this Warrant as contemplated by Section 2(b)(ii) hereof, such method of exercise shall be treated for all Tax purposes as a "reorganization" pursuant to Section 368(a)(1)(E) of the Code. The Issuer and the Holder intend that the Holder (and its direct and indirect beneficial owners) will neither realize nor recognize any taxable income or gain as a result of its exercise of the Warrant by such method, and that for Federal income tax purposes, the Holder's holding period for property received as a result of such exercise shall include such Holder's holding period in the Warrant. None of the parties hereto will take any position in their respective Tax or other financial or accounting filings that are contrary to or inconsistent with the foregoing, unless otherwise required by Applicable Law, as evidenced by the opinion of a nationally recognized law or accounting firm.

        SECTION 3.      Transfer, Division and Combination.

                (a) Subject to the Holder's compliance with the terms and conditions of the Purchase Agreement and the other Documents, this Warrant and all rights hereunder are assignable and transferable (subject to any restrictive legends hereon), at any time in whole or in part, without the consent of the Issuer, to any Person or Persons, upon surrender of this Warrant to the Issuer, together with a written assignment of this Warrant substantially in the form of Annex B attached hereto, duly executed by the Holder hereof or such Holder's agent or attorney; provided, however, that this Warrant may only be transferred by the Holder (including any transferees of such Holder): (i) to a Person that is not an Affiliate of such Holder (or such transferee) either (A) in whole or
(B) in part, up to a maximum of five times, provided that any transfers pursuant to this clause (B) by any Affiliates of such Holder (or such transferee) shall be included in determining whether such maximum number has been met or (ii) to a Person that is an Affiliate of such Holder (or such transferee) in whole or in part. In the event of any transfer of this Warrant, the new holder hereof shall agree to be bound by all of the terms and conditions of this Warrant, the Purchase Agreement and the other Documents applicable to the Warrant Shares. Upon such surrender, the Issuer shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees (and, if the Holder's entire interest is not being assigned, in the name of the Holder), and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

                (b) This Warrant may be exchanged for, or combined with, other Warrants upon presentation of this Warrant and any other Warrants with which this Warrant is to be combined to the Issuer, together with a written notice specifying the denominations in which a new Warrant or Warrants are to be issued, signed by the Holder. The Issuer shall execute and deliver a new Warrant or Warrants to the Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                (c) The Issuer shall maintain books for the registration and Transfer of the Warrants, and shall allow each Holder to inspect such books at such reasonable times as such holder shall request.

        SECTION 4.      Adjustments.

                (a) Subdivisions and Combinations. If at any time the Issuer shall

                        (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

                        (ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                        (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event (A) the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted so as to equal the number of shares of Common Stock the Holder would have held immediately after the occurrence of such event (in the case of an event referred to in clause (i), after giving effect to such dividend or distribution) if the Holder had exercised this Warrant immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by
(y) a fraction (1) the numerator of which is the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment in clause (A).

                (b) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock issuable upon exercise of this Warrant:

                        (i) In computing adjustments under this Section, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                        (ii) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the payment of such dividend or distribution or the granting of such subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                (c) Merger, Consolidation or Disposition of Assets. If the Issuer shall merge, consolidate or effect a share exchange with another entity, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another entity and pursuant to the terms of such merger, consolidation, share exchange or disposition of assets, cash, shares of Common Stock or other securities of the successor or acquiring entity, or property of any nature is to be received by or distributed to the holders of Common Stock of the Issuer, then the Holder shall be entitled to receive upon exercise of the Warrant at any time thereafter, the amount of cash, shares of Common Stock, other securities or other property that it would have been entitled to receive if such Holder had exercised this Warrant in full immediately prior to the occurrence of such merger, consolidation, share exchange or disposition of assets. In the case of any such merger, consolidation, share exchange or disposition of assets, the successor or acquiring entity (and any Affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board and reasonably acceptable to the Requisite Holders) in order to provide for adjustments of the Warrant Stock issuable upon exercise of this Warrant that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. The foregoing provisions shall similarly apply to successive mergers, consolidations, share exchanges and dispositions of assets.

                (d) Capital Reorganization or Capital Reclassification. If the Issuer shall effect any capital reorganization or any reclassification of its capital stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then in each case the Issuer shall cause effective provision to be made so that this Warrant shall be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 with respect to this Warrant.

                (e) Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than any action described in this Section 4, then, unless such action will not have an adverse effect upon the Holder's rights, the number of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price therefor shall be adjusted in such manner and at such time as the Board shall in good faith determine (such determination to be reasonably acceptable to the Requisite Holders) to be equitable in the circumstances.

                (f) Notice of Adjustments. Whenever the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this Warrant, the Issuer shall forthwith prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock issuable upon exercise of this Warrant after giving effect to such adjustment. The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Issuer shall keep at its office maintained for purposes of Section 6(a) hereof copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the registered Holder hereof.

                (g) Notice of Certain Corporate Action. If the Issuer shall propose

                        (i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock;

                        (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock or any other Securities;

                        (iii) to effect any reorganization or reclassification of its Common Stock;

                        (iv)    to effect any other capital reorganization;

                        (v) to effect any recapitalization, consolidation, merger or share exchange or any sale, transfer or other disposition of all or substantially all of its assets; or

                        (vi) to effect the liquidation, dissolution or winding up of the Issuer,

then, in each such case, the Issuer shall give to the Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth the material terms with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock that are issuable upon exercise of this Warrant after giving effect to any adjustment that will be required as a result of such action. Such notice shall be so given in the case of any action covered by clauses (i) or
(ii) above at least 15 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 15 days prior to the date of the taking of such proposed action. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings, actions or events described in clauses (i) through (vi) hereof.

                (h) No Impairment. The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                (i) Miscellaneous. The computations of all amounts under this Section 4 shall be made assuming that all other anti-dilution or similar adjustments to be made to all other securities resulting from the transaction causing an adjustment pursuant to this Section 4 have previously been made so as to maintain the relative percentage ownership (on a fully-diluted basis) of this Warrant vis a vis all other securities issued by the Issuer.

                (j) Par Value. The Issuer shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all times less than or equal to the Exercise Price.

        SECTION 5.      Dividend and Distributions.

                If, at any time prior to the full exercise of the Warrants, the Issuer pays any dividend or makes any distribution (whether in cash, property or securities of the Issuer) on the Common Stock which does not result in an adjustment under Section 4 or, if the Requisite Holders notify the Issuer that the anti-dilution provisions of Section 4 are waived in connection with such dividend or distribution, then, in either event the Issuer shall simultaneously pay to the Holder of each Warrant, the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon exercise in full of the Warrant had the Warrant been fully exercised immediately prior to the record date for such dividend or distribution or if no record is taken, the date as of which the record holder of Common Stock entitled to such dividend or distribution are to be determined.

        SECTION 6.      Miscellaneous.

                (a) Office of Issuer. So long as this Warrant remains outstanding, the Issuer shall maintain an office in the continental United States where the Warrants may be presented for exercise, Transfer, division or combination as provided in this Warrant. Such office shall be at 21823 30th Drive S.E., Bothell, Washington 98021, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to the Holder.

                (b) Notices Generally. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with the provisions of Section 10.6 of the Purchase Agreement.

                (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws rules. The Issuer agrees that it may be served with process in the State of New York or the State of Delaware and any action for breach of this Warrant may be prosecuted against it in the courts of either State or any Federal court located in either State. Notwithstanding the foregoing provisions of this Section 6(c), those provisions of this Warrant that relate to the internal governance of the Issuer and are required by Delaware corporate law to be governed by such, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

                (d) Voting Rights. Except as otherwise provided herein, this Warrant does not entitle the Holder to any voting rights or other rights of a stockholder of the Issuer, as a stockholder.

                (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.

                (f) Loss or Destruction of Warrant. Upon receipt by the Issuer of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction), if requested by the Issuer, of reasonably satisfactory indemnification (if the Holder is a financial institution or an Affiliate thereof, its own agreement being satisfactory), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Issuer shall, without charge, execute and deliver a new Warrant exercisable for the same amount of Warrant Stock.

                (g) Amendments and Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Issuer and the Requisite Holders and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                                     * * * *

                IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:  [_______ __], 2003

                                                     SEATTLE GENETICS, INC.

                                                   By:
                                                        ------------------------
                                                        Name: Clay B. Siegall
                                                        Title: President & CEO

                                                              ANNEX A TO WARRANT

                             FORM OF EXERCISE NOTICE

                (To be executed by the registered holder hereof)

                The undersigned registered owner of this Warrant exercises this Warrant for the purchase of ________ shares of Common Stock of Seattle Genetics, Inc., a Delaware corporation, and herewith makes payment therefor of $__________ (such payment being made [check one] (x) [ ] in cash or by certified or official bank check or (y) [ ] by acceptance of a reduced number of shares of Common Stock upon cancellation of this Warrant as provided in Section 2(b) of this Warrant, all on the terms and conditions specified in this Warrant, and requests that

                        (i) certificates and/or other instruments covering such shares of Common Stock be issued in accordance with the instructions given below; and

                        (ii) if such shares of Common Stock shall not include all of the shares of Common Stock to which the Holder is entitled under this Warrant, that a new Warrant for the unpurchased balance of the shares of Common Stock issuable hereunder be delivered to the undersigned. References in this Exercise Notice to "Common Stock" shall include other securities or other property to the extent included in Warrant Stock.

                The undersigned agrees that the shares to be issued upon exercise of this Warrant may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred or disposed of except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, and applicable provisions of state securities laws.

                [This Exercise Notice is being delivered contingent upon the consummation of [describe transaction] as contemplated by Section 2(d) of this Warrant].*

Dated:________________________


                                         ---------------------------------------
                                         (Signature of Registered Holder)**

Instructions for issuance and
registration of shares of Common Stock:

---------------------------------------   Social Security or Other
Name of Registered Holder                         Identifying Number:___________
(please print)

Please deliver certificate to
the following address
Street
City, State and Zip Code


----------
*Include if applicable.

**The signature must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration.

                                                              ANNEX B TO WARRANT

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)

                FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock covered thereby set forth below to:

                                                             Number of
                                                             Shares of
                Name of Assignee          Address           Common Stock
                ----------------------------------------------------------------

and hereby irrevocably constitutes and appoints _______________ as agent and attorney-in-fact to transfer such portion of said Warrant on the books of the within-named Issuer, with full power of substitution in the premises.

                References in this Exercise Notice to "Common Stock" shall include other securities or other property to the extent included in Warrant Stock.

Dated:__________________________


                                         ---------------------------------------
                                         (Signature of Registered Holder)*


                                         ---------------------------------------
                                         Name of Registered Holder
                                         (Please Print)

        By its signature below, the assignee hereby agrees to be bound by all of the terms and conditions of this Warrant, the Purchase Agreement and the other Documents applicable to the Warrant Shares.


                                         ---------------------------------------
                                         (Signature of Assignee)


                                         ---------------------------------------
                                         Name of Assignee
                                         (Please Print)

----------
*The signature must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration.